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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OSI Pharmaceuticals, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-3 (No. 333-49062, No. 333-47060, No. 333-31474, No. 333-12593, and No.
333-2451) and on Forms S-8 (No. 333-42274, No. 333-39509, No. 333-06861, No.
33-64713, No. 33-60182, No. 33-38443, and No. 33-8980) of OSI Pharmaceuticals,
Inc. of our report dated December 2, 2000, relating to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2000, which report appears in the September 30, 2000 annual report on Form 10-K of OSI Pharmaceuticals, Inc.


                                                   /s/  KPMG LLP

Melville, New York
December 14, 2000